MEMBERSHIP INTEREST TRANSFER AGREEMENT

THIS MEMBERSHIP INTEREST TRANSFER AGREEMENT ("Agreement") is

entered into as of the 10th day of August 2022 ("Effective Date"), by and between Roma Commercial, Inc. ("Roma"), ASI Capital, LLC ("ASIC"), and VB Hotel Group A, LLC ("VB") (Roma, ASIC, and VB may hereinafter be collectively referred to as "Sellers"), and Lodging Fund REIT III OP, LP, a Delaware limited partnership ("LFR3 OP"). Roma, ASIC, VB, and LFR3 OP are collectively referred to as the "Parties," and individually referred to as a "Party."

RECITALS

WHEREAS, High Desert Garden Holdings, LLC, (the "Company"), is a Delaware limited liability company in which Roma owns thirty-four percent (34%) of all Membership Interests ("Roma Membership Interest"); and

WHEREAS, the Parties acknowledge that Roma is desirous of transferring eight and four tenths percent (8.4%) of the Membership Interests in the Company from the Roma Membership Interest (with a resulting Roma Membership Interest of 25.6%), to LFR3 OP (the "LFR3 OP Membership Interest" - as further defined below), and LFR3 OP is desirous of receiving said LFR3 OP Membership Interest from Roma, all pursuant to the terms and conditions of this Agreement; and

WHEREAS, ASIC owns fifty-six percent (56%) of all Membership Interests in the Company ("ASIC Membership Interest"); and

WHEREAS, the Parties acknowledge that ASIC is desirous of transferring fourteen percent (14%) of the Membership Interests in the Company from the ASIC Membership Interest (with a resulting ASIC Membership Interest of 42%), to LFR3 OP (the "LFR3 OP Membership Interest"

- as further defined below), and LFR3 OP is desirous of receiving said LFR3 OP Membership Interest from ASIC, all pursuant to the terms and conditions ofthis Agreement; and

WHEREAS, VB owns ten percent (10%) of all Membership Interests in the Company

Section 8.1 ("VB Membership Interest"); and

WHEREAS, the Parties acknowledge that VB is desirous of transferring two and one-half percent (2.5%) of the Membership Interests in the Company from the VB Membership Interest (with a resulting ASIC Membership Interest of 7.5%), to LFR3 OP (the "LFR3 OP Membership Interest" - as further defined below), and LFR3 OP is desirous of receiving said LFR3 OP Membership Interest from VB, all pursuant to the terms and conditions ofthis Agreement.

HIGH DESERT HOLDINGS, LLC, MEMBERSHIP INTEREST TRANSFER AGREEMENT

Page 1 of7

(15)	AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises and conditions set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and by incorporating for foregoing Recitals, the Parties agree as follows:

1.Assignment, Transfer And Conveyance. Effective as of the Effective Date, and in consideration of LFR3 OP' s investment in the Company, which directly benefited Sellers, the representations, warranties, covenants, waivers and releases of LFR3 OP as hereinafter provided, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Sellers presently and unconditionally assigned, transferred, bargained, conveyed, granted, and sold to LFR3 OP, from, and out of, their respective Membership Interests, all right, title and interest in and to:

(a)Transfer from the Roma Membership Interest: Roma hereby presently and unconditionally assigned, transferred, bargained, conveyed, granted, and sold to LFR3 OP an eight and four-tenths percent (8.4%) Membership Interest in the Company, together with any and all rights, titles and interests arising thereunder including, without limitation, the assets of the Company (collectively the "LFR3 OP Membership Interest"). As a result of said transfer the Roma Membership Interest shall be reduced to a twenty-five and six-tenths percent (25.6%) Membership Interest in the Company.

(b)Transfer from the ASIC Membership Interest: ASIC hereby presently and unconditionally assigned, transferred, bargained, conveyed, granted, and sold to LFR3 OP a fourteen percent (14%) Membership Interest in the Company, together with any and all rights, titles and interests arising thereunder including, without limitation, the assets of the Company (collectively the "LFR3 OP Membership Interest"). As a result of said transfer the ASIC Membership Interest shall be reduced to a forty-two percent (42%) Membership Interest in the Company.

(c)Transfer from the VB Membership Interest: VB hereby presently and unconditionally assigned, transferred, bargained, conveyed, granted, and sold to LFR3 OP a two and one-half percent (2.5%) Membership Interest in the Company, together with any and all rights, titles and interests arising thereunder including, without limitation, the assets of the Company (collectively the "LFR3 OP Membership Interest"). As a result of said transfer the ASIC Membership Interest shall be reduced to a seven and one-half percent (7.5%) Membership Interest in the Company.

As a result of the above referenced transfers from the Roma Membership Interest, the ASIC Membership Interest, and the VB Membership Interest, the resulting Membership Interests in the Company shall be as follows:

Roma Membership Interest:	25.6%
ASIC Membership Interest:	42%
VB Membership Interest:	7.5%
LFR3 OP Membership Interest:	24.2%

(16)	Total: 100%

2.Delivery of Membership at the Closing. Concurrent with the mutual execution of this Agreement (the "Closing"), and through this Agreement, the Sellers shall have delivered the LFR3 OP Membership Interest to LFR3 OP as reflected on the Company's books and records.

3.Operating Agreement. At the Closing, the Parties agree to execute the First Amendment to Fourth Amended and Restated Limited Liability Company Operating Agreement of High Desert Garden Holdings, LLC, in the form of Exhibit A, attached hereto and made a part hereof.

5.Sellers' Representations and Warranties. Sellers hereby represent and warrant as follows:

a.Sellers have and will have on the Closing Date full, lawful power and authority to enter into and to carry out the terms of this Agreement.

b.Sellers have legal title to the LFR3 OP Membership Interest free and clear of all liens, pledges, or encumbrances of any kind, nature, or description, with full and umestricted legal power, authority, and right to enter into this Agreement and to transfer and deliver the LFR3 OP Membership Interest to LFR3 OP, and upon delivery of the LFR3 OP Membership Interest LFR3 OP will be the owner of fully paid and nonassessable Membership Interests, and receive legal title to such LFR3 OP Membership Interest free and clear of all liens, claims, pledges, or encumbrances of any kind, nature, or description.

6.LFR3 OP's Representations and Warranties. LFR3 OP represents and warrants as follows:

a.LFR3 OP has, and will have at the time of Closing, full, lawful power, and authority to enter into and to carry out the terms of any and all transactions contemplated by this Agreement.

b.	LFR3 OP will own the LFR3 OP Membership Interest in its own right.

c.LFR3 OP has not relied on any business representations of Sellers regarding the transfer of the LFR3 OP Membership Interest, and together with LFR3 OP's advisors, LFR3 OP has the requisite knowledge and experience to understand the risks involved in the transactions contemplated hereby.

d.(i) LFR3 OP is acquiring the LFR3 OP Membership Interest for LFR3 OP's own account for investment and not with a view to the distribution or with the present intention of selling, assigning, or otherwise transferring any part thereof; and (ii) LFR3 OP understands that the LFR3 OP Membership Interest has not been registered under the Securities Act of 1933, as amended, and may not be sold, assigned, or otherwise transferred without registration thereunder unless such sale, assignment, or transfer does not involve a transaction requiring registration under the Securities Act of 1933, as amended.

e.LFR3 OP is receiving the LFR3 OP Membership Interest subject to the terms and conditions of the organizational and governance documents of the Company, specifically including, without limitation, the Fourth Amended and Restated Limited Liability Company Operating Agreement of High Desert Garden Holdings, LLC, and the First Amendment to Fourth Amended and Restated Limited Liability Company Operating Agreement of High Desert Garden Holdings, LLC, attached hereto as Exhibit A; and upon Closing on the transfer of the LFR3 OP Membership Interest LFR3 OP agrees to execute the First Amendment to Fourth Amended and Restated Limited Liability Company Operating Agreement of High Desert Garden Holdings, LLC, and to comply with all terms and conditions contained therein, as well as all other organizational and governance documents of the Company.

7.Survival. All representations, warranties, and agreements contained in this Agreement shall survive the execution and delivery hereof and the delivery of the LFR3 OP Membership Interest at Closing.

8.Miscellaneous. Except as expressly authorized in this Agreement, no term or provision of this Agreement may be amended or modified in any respect except in a writing denominated "Amendment" that both Parties sign. Neither Party will assign any or all of its rights or obligations under this Agreement without the prior written consent of the other Party; any other assignment will be void and without force or effect. This Agreement will bind the Parties and their respective successors and permitted assigns. All numbering, titles, and similar items are provided for reference and convenience, only, and will not affect the meaning of this Agreement. The terms of this Agreement will be construed simply according to their fair meaning and not strictly for or against either Party. The Parties will at all times during the term of this Agreement comply with all applicable: governmental requirements; laws; ordinances; rules; regulations; and, statutes. The Parties may deliver this Agreement by fax, email, or other digital format, and may execute it in counterparts, each of which will be an original and all of which will constitute the same instrument. The Parties will attempt amicable resolution of any disputes between them and related to this Agreement. If amicable resolution fails, the prevailing Party in any action to enforce this Agreement will be entitled to its reasonable attorney fees and other costs incurred, in addition to any other relief to which it is entitled. This Agreement is the entire agreement between the Parties relating to its subject matter, and it supersedes all prior or contemporaneous agreements, discussions, or understandings between the Parties, written and oral. Each Party will be responsible for all costs, expenses, taxes, and fees it incurs in connection with its performance of its obligations and exercise of its rights under this Agreement. From time to time, either Party will execute and deliver such further documents and instruments, take such other action, and provide information as the other Party may reasonably request in order to discharge and perform their respective obligations under this Agreement and to give effect to this Agreement; provided, however, such action does not expand either Party's rights or obligations under this Agreement. Texas law governs this Agreement. The Parties make no covenants, representations, or warranties except as expressly set forth in this Agreement. Except as provided herein, each Party disclaims any other covenants, representations, or warranties by the other Party. Any notices to be sent pursuant to this Agreement will be sent by fax, email and/or certified mail to the pertinent Party at the address set forth in the signature boxes below. Either Party may change its notice information by giving notice of such change pursuant to this Section. If any term of this Agreement is finally held to be illegal, invalid, or void, all other terms will remain in effect; provided, however, the Parties will enter into negotiations concerning such term for the purpose of achieving conformity with the requirements of any such applicable law and the intent of the Parties. The provisions of this Agreement that by their nature are intended to survive termination of this Agreement will survive termination of this Agreement. Any failure of a Party to enforce any term(s) of this Agreement or to require compliance with any of its terms at any time will in no way affect the validity of this Agreement, or any part of this Agreement, and will not be deemed a waiver of the right of such Party to later enforce such term(s).

[Signature Appear on the Following Page]

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first set forth above.

(17)	LFR3 OP:

Signature: /s/ Samuel C. Montgomery  Print: Samuel C. Montgomery

Title: Chief Operating Officer

Address: 1635 43rd Street South, Suite 205 Fargo, North Dakota 58103

Section 8.2 ROMA:

Signature:   Print:  Title:  Address:

(15)	ASIC:

Signature:   Print: Sean A. Hawkins

Title: Managing Director of The Convergence Group as Manager of ASI Capital, LLC

Address: 6547 North Academy Boulevard Colorado Springs, Colorado 80918

VB:

Signature:

Print:   Title:

Address:

[Sig11a111re Appear onthe Following Page]

Article 9 IN WITNESS \VIIEREOF, lhc Parties hnve executed lhisAgreement on tl1e date firstset forth above.

SLigFnBa.'tuOreP:;

Print:.

(15)	Title:. _

Add=i: 163543n1Street South. Sujtc 205

Farao, Notth DakotaSBIQ3

Section 9.2 ROMA:

Signature: /s/ Luisa M. Martinez  Print: Luisa M. Martinez

Title:Vice-President

Address: 7455 N. Mesa St. Suite F.

El Paso, TX 79912

ASIC:

-

Signature:   _ Print: Sean A. Hawkin

Tide: Managing Director of The Convergence

HIGHOf.SERT Houm,c;s, LLC. MEMOUI\SIIIP INTEREST TRA,SFER AGREEM&,,

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first set forth above.

LFR30P:

Signature:_

Print:

Title:

Address: 1635 43rd

Street South, Suite 205

FargQ_,, North Dakota 58103

(15)	ROMA:

Signature:    Print:   Title:    Address:

(16)	ASIC:

Signature: /s/ Sean A. Hawkins  Print: Sean A. Hawkins

Title: Managing Director of The Convergence Group as Manager of ASI Capital, LLC

Address: 6547 North Academy Boulevard Colorado Springs, Colorado 80918

(17)	VB:

Signature:   Print:  Title:

Address:

HIGH DESERT HOLDINGS, LLC, MEMBERSHIP INTEREST TRANSFER AGREEMENT

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first set forth above.

(18)	LFR3 OP:

Signature:_

Print:  Titlc:  Address: 1635 43rd Street South, Suite 205

Fargo, North Dakota 58103

ROMA:

Signature:   _

Print:  _ Title:  _

Address:   _

ASIC:

Signature:   _ Print: Sean A. Hawkins

Title:  Managing Director of The Convergence

Group as Manager of ASI Capital, LLC Address: 6547 North Academy Boulevard

Colorado Springs, Colorado 80918

(19)	VB:

Signature: /s/ Gonzalo Velasco  Print: Gonzalo Velasco  Title:

Address:

HIGH DESERT HOLDINGS, LLC, MEMBERSHJP INTEREST TRA SFER AGREEMENT

EXHIBIT A

First Amendment to Fourth Amended and Restated Limited Liability Company Operating Agreement of High Desert Garden Holdings, LLC

[See the AttachedJ

HIGH DESERT HOLDINGS, LLC, MEMBERSHIP INTEREST TRANSFER AGREEMENT

FIRST AMENDMENT TO

FOURTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY OPERATING AGREEMENT

OF

IDGH DESERT GARDEN HOLDINGS, LLC

THIS FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY OPERATING AGREEMENT OF HIGH DESERT

GARDEN HOLDINGS, LLC ("Amendment"), dated as of August 10, 2022, is made by and among ASI Capital, LLC, High Desert Hospitality, LP, High Desert Hospitality, LLC, Roma Commercial, Inc., VB Hotel Group A, LLC, and Lodging Fund REIT III OP, LP ("Investor").

RECITALS:

High Desert Garden Holdings, LLC, a Delaware limited liability company (the "Company") is governed by a Fourth Amended and Restated Limited Liability Company Operating Agreement dated as of October _, 2016 executed by all parties hereto other than Investor (the "LLC Agreement"). The LLC Agreement supersedes and fully replaces all prior limited liability company operating agreements of the Company.

The Company, Investor and others are parties to a Reorganization and Membership Interest Purchase Agreement dated as of August 10, 2022 (the "Reorganization Agreement") which, among other things, provides for Investor to be admitted as a Member of the Company with a 24.9% Membership Interest in exchange for a Capital Contribution of $3,239,242.33 ("Investor's Initial Capital Contribution"), and for certain actions to be taken to reorganize the structure of the Company, the Operating Company and the Subsidiaries (the "Reorganization").

The parties hereto desire to amend the LLC Agreement as provided in this Amendment to, among other things, admit Investor as a Member of the Company and to undertake the Reorganization.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual promises, covenants and representations of the parties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.Defined Terms. All capitalized terms used but not defined herein shall have the meanings assigned thereto in the LLC Agreement.
2.Admission of Investor. Investor is hereby admitted as a Member of the Company having a twenty four and nine tenths percent (24.9%) Membership Interest in the Company. The LLC Agreement is hereby amended to add Investor to the definition of "Member" or "Members." The parties acknowledge that Investor has contributed Investor's Initial Capital

4884-9366-0717.l

Contribution, and agree that such Capital Contribution shall be used solely to cure any defaults or deficiencies with respect to the Mortgage Loan, and for working capital.

3.Amendment to Exhibit A. Exhibit A to the LLC Agreement is hereby deleted in its entirety, and replaced with new Exhibit A attached hereto.

4.Joinder. By its execution of this Amendment, Investor hereby joins as a party to the LLC Agreement, as amended by this Amendment, and agrees to be bound by all of its terms and conditions.

5.Amendment to Section 1.1. The LLC Agreement is hereby amended by adding the following definitions:

"Call Option" has the meaning set forth in Section 9.4 hereof.

"Call Option Notice" has the meaning set forth in Section 9.4 hereof. "Call Option Period" has the meaning set forth in Section 9.4 hereof.

"Investor LP Agreement" means Investor's Amended and Restated Limited Partnership Agreement, as may be amended.

"Option Consideration" means 100 Series T Limited Units. "Option Interests" has the meaning set forth in Section 9.4 hereof. "Prior Members" means all of the Members other than Investor.

"Prior Member Distribution Percentage" has the meaning set forth on Exhibit B attached hereto and made a part hereof.

"Series T Limited Units" means Series T Limited Units in Investor, as defined in the Investor LP Agreement, which have the value described therein.

6.Consultation With Investor. In all provisions of the LLC Agreement requiring the Manager to consult with, or only consult with, the ASI Member, Investor shall also be consulted along with the ASI Member.

7.	Investor Approval and Consultation Rights.

7.1In all provisions of the LLC Agreement requmng the approval, or approval only, of the ASI Member for matters that do not constitute major policy decisions of the Company, such approval shall also require the approval oflnvestor in Investor's sole discretion. In all provisions of the LLC Agreement giving the ASI Member the right or authority to act with respect to matters that do not constitute major policy decisions, such right or authority to act shall not be taken by the ASI Member without the approval of Investor in Investor's sole discretion.

7.2In all prov1s1ons of the LLC Agreement requmng the approval, or approval only, of the ASI Member for matters that constitute major policy decisions (including, without limitation, with respect to Major Decisions), the Manager and the ASI Member shall (unless waived in writing by Investor) consult with the Investor for at least thirty (30) days prior to making any such major policy decision. The same consultation requirement shall apply with respect to all provisions of the LLC Agreement giving the ASI Member the right or authority to act with respect to matters that constitute major policy decisions.

7.3If requested by Investor, the Manager shall, and shall cause the Hotel Manager to, notify, and reasonably consult with, Investor in advance of any actions proposed to be taken by the Manager in its capacity as Manager of the Company, or by the Hotel Manager pursuant to the Hotel Management Agreement.

8.	Amendment to Section 3.6.

8.1Section 3.6(a) of the LLC Agreement is hereby amended by adding the following sentence to the end thereof:

"If the Manager desires to implement any such amendments, changes, or additions to such terms and conditions or the procurement of any other additional financing for the Project, then the Manager shall give written notice of the same to Investor, and the Manager and ASI Member shall (unless waived in writing by Investor) consult with the Investor for at least thirty (30) days prior to implementing the same."

8.2With respect to Section 3.6(b) of the LLC Agreement, Investor agrees to substitute itself with respect to any guarantees or indemnities previously provided by any other Member regarding the current CMBS loan serviced by CW Capital, and to secure the release of any such guarantees or indemnities previously provided regarding such loan.

9.

in its entirety.

10.

amended to:

Amendment to Section 3.7. Section 3.7 of the LLC Agreement is hereby deleted

Amendment  to Section 4.4.Section 4.4 of the LLC Agreement is hereby

10.1Substitute Investor for ASI Member in all places where ASI Member is referenced in such Section 4.4.

10.2Only require Investor, and not any other Member, to fund Capital Requirements approved by Investor. Instead of making Capital Contributions, Investor shall have the option to fund Capital Requirements by making a loan to the Company at 12% interest per annum (a "Member Loan").

11.

in its entirety.

Amendment to Section 4.7. Section 4.7 of the LLC Agreement is hereby deleted

12.Amendment to Sections 5.1 and 5.2. Sections 5.1 and 5.2 of the LLC Agreement are hereby deleted in their entirety and replaced by the following:

"5 .1 Distributions From Operations. Subject to Section 11.2, Distributable Cash (other than Distributable Cash arising out of the sale or refinancing of the Project) shall be distributed promptly upon receipt (and in no event less often than quarterly) to the Members in the following priority:

5.1.1	First, to repay any Member Loans;

5.1.2Second, 100% to Investor, unless the Prior Members are entitled to a Prior Member Distribution Percentage pursuant to Exhibit B greater than 0%, in which case an amount equal to the then applicable Prior Member Distribution Percentage multiplied by the total amount to be distributed pursuant to this Section 5.1.2 shall be distributed to the Prior Members, pro rata in accordance with their respective relative Membership Percentages, and the remainder shall be distributed to Investor. For example, if $100 is available to be distributed pursuant to this Section 5.1.2 at a time when the Prior Member Distribution Percentage is 3%, then $97 shall be distributed to Investor, and $3 shall be distributed to the Prior Members, pro rata in accordance with their respective relative Membership Percentages.

5.2 Distributions Upon Sale/Refinancing. Distributable Sale or Refinancing Proceeds shall be distributed not later than thirty (30) calendar days from the receipt of such proceeds to the Members in the same manner as provided in Section 5.1."

13.Amendment to Article X. Article X of the LLC Agreement is hereby deleted in its entirety and replaced by "Intentionally Omitted."

14.Amendment to Section 11.l(c). Section ll(c) of the LLC Agreement is hereby amended to substitute Investor for ASI Member.

15.Amendment to Article IX. Article IX of the LLC Agreement is hereby amended to add the following new Section 9.4:

"9.4 Call Option. At any time prior to [December 31, 2027] (the "Call Option Period"), Investor shall have the unconditional and irrevocable option, but not the obligation, to acquire all of the Membership Interests of the Prior Members (the "Option Interests") for the Option Consideration, on the terms and conditions set forth in this Section 9.4 (the "Call Option").

(a)At any time during the Call Option Period, Investor may exercise the Call Option by notifying the Prior Members in writing of such exercise (the "Option Notice").

(b)If the Call Option is exercised by Investor, the closing date for the acquisition of the Option Interests shall be no later than thirty (30) after the delivery of the Option Notice. At closing, each of the Prior Members shall contribute their Option Interests to Investor by execution and delivery of an assignment, free and clear of any liens and encumbrances, in a form reasonably mutually acceptable to Investor and the Prior Members, in exchange for Investor's issuance to the Prior Members of the aggregate Option Consideration, to be allocated among the Prior Members pro-rata in accordance with their respective relative Membership Percentages. If any Prior Member fails to deliver such assignment of such Prior Member's Option Interests, such Prior Member hereby appoints Investor as such Prior Member's true and lawful attorney-in-fact, in such Prior Member's name and behalf, to execute and deliver such assignment on behalf of such Prior Member.

(c)Notwithstanding the above, if the Company or the Operating Company are obligated to pay Investor pursuant to their indemnification obligations under Section 7 of the Reorganization Agreement and fail to make such payments ("Unpaid Indemnity Obligations"), Investor shall be entitled to offset such Unpaid Indemnity Obligations against the aggregate Option Consideration at the rate of 1 Series T Limited Unit for each $10 of Unpaid Indemnity Obligations. If the Unpaid Indemnity Obligation arises after issuance of the Option Consideration, the Option Consideration received by the Prior Members shall be forfeited at the rate of 1 Series T Limited Unit for each $10 of Unpaid Indemnity Obligations, allocated among the Prior Members in the same proportions as they received Option Consideration."

16.Headings. The division of this Amendment into sections and clauses and the insertion of headings and captions are for convenience of reference only and shall not affect the construction or interpretation of this Amendment.

17.Ratification of LLC Agreement. All prov1s10ns of the LLC Agreement not modified, amended and/or supplemented by this Amendment are hereby ratified and confirmed in all respects.

18.Counterparts. This Amendment may be executed in one or more counterparts and, in such event, all such counterparts shall constitute originals of this Amendment.

[Signature Page Follows/

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed and sealed as of the day and year first written above.

ASI CAPITAL, LLC

By: /s/ Sean Hawkins

Name: Sean Hawkins

Title: Authorized Signatory

ROMA COMMERCIAL, INC.

By:  Name:   _ Title:    _

(i)VB HOTEL GROUP A, LLC

By: _ Name:   _

Title:  _ LODGING FUND REIT III OP, LP

By:Lodging Fund REIT III, Inc., its

General Partner

By:	_ Samuel Montgomery

Chief Operating Officer

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed

Article 10 and sealed as of the day and year first written above.

ASI CAPITAL, LLC

By:  _ Name:

Title:

ROMA COMMERCIAL, INC.

By: /s/ Luisa M. Martinez

Name: Luisa M. Martinez

Title: Vice President

VB HOTEL GROUP A, LLC

By:  _ Name:

Title:

(i)LODGING FUND REIT III OP, LP

By:Lodging Fund REIT III, Inc., its General Partner

Article 11 By:  _

~~David R. Durell, Chief Investment Office~~r

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed and sealed as of the day and year first written above.

ASI CAPITAL, LLC

By: _

Name:  _ Title:

ROMA COMMERCIAL, INC.

By:  Name:    Title:

VB HOTEL GROUP A, LLC

By: /s/ Carlo Vazquez

Name: Carlo Vazquez

Title: Member

LODGING FUND REIT III OP, LP

By:	Lodging Fund REIT III, Inc., its General Partner

By:Samuel Montgomery Chief Operating Officer

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed and sealed as of the day and year first written above.

(i)	ASI CAPITAL, LLC

By: _ Name:

Title:

(ii)ROMA COMMERCIAL, INC.

By: _ Name:

Title:

(iii)VB HOTEL GROUP A, LLC

By: _ Name:

Title:

LODGING FUND REIT III OP, LP

By:	Lodging Fund REIT III, Inc., its General Partner

By: /s/ Samuel C. Montgomery

Samuel C. Montgomery, Chief Operating Officer

EXHIBIT A MEMBERSHIP PERCENTAGE

ASIMember	42%
Roma Member	25.6%
VB Member	7.5%
Investor	24.9%

EXHIBITB

PRIOR MEMBER DISTRIBUTION PERCENTAGE

The Prior Member Distribution Percentage in effect at any time shall be calculated based on achievement of the Conditions set forth in the table below.

Prior Member Distribution Percentage	Condition
0%	IfNOI is less than 70% of Base Year NOi
1%	IfNOI is equal to or greater than 70% but less than 80% of Base Year NOi
2%	IfNOI is equal to or greater than 80% but less than 90% of Base Year NOi
3%	IfNOI is equal to or greater than 90% but less than 100% of Base Year NOi
4%	IfNOI is equal to or greater than 100% but less than 110% of Base Year NOi
5%	IfNOI is equal to or greater than 110% but less than 120% of Base Year NOi
6%	IfNOI is equal to or greater than 120% of Base Year NOi

For purposes of this Exhibit B:

"Applicable Period" means each twelve (12) month period commencing on the consummation of the Reorganization.

"NOI" means the net operating income of the Project, equal to gross income less operating expenses for the most recently ended Applicable Period.

"Base Year NOI" means $1,669,020.